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       [LETTERHEAD OF MCGUIRE, WOODS, BATTLE & BOOTHE LLP APPEARS HERE]


                                April 13, 1999

Virginia Electric and Power Company
One James River Plaza
Richmond, Virginia 23219

                      Virginia Electric and Power Company
                          Medium-Term Notes, Series G
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Ladies and Gentlemen:

     We consent that this opinion may be filed as an exhibit to the Registration Statement of Virginia Electric and Power Company (the Company) with respect to up to U.S. $400,000,000 aggregate principal amount of its Medium-Term Notes, Series G, due nine months or more from the date of issue (the Notes) proposed to be issued under an Indenture dated as of April 1, 1988, as amended and supplemented by a First Supplemental Indenture dated as of August 1, 1989 and as to be amended and supplemented by a Second Supplemental Indenture dated as of May 1, 1999, the form of which is filed as an exhibit to the Registration Statement (the Indenture), between you and The Chase Manhattan Bank (formerly known as Chemical Bank).

     We are of the opinion that the Company is a corporation duly organized and existing under the laws of Virginia, is duly qualified as a foreign corporation in West Virginia and North Carolina and has corporate power to conduct its business and issue the Notes.

     We are further of the opinion that when the steps mentioned in the next paragraph below shall have been taken, (a) all requisite corporate and governmental authorizations will have been given for the issuance and sale of the Notes (except such governmental authorization as may be necessary under the Blue Sky Laws of the several States), and (b) the Notes will be valid, legal and binding obligations of the Company (subject, as to enforceability, to applicable bankruptcy, moratorium and similar laws from time to time in force and except further as enforcement thereof may be limited by requirements that a claim with respect to any debt securities issued under the Indenture that are payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States).
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        The steps to be taken as indicated in the preceding paragraph are:

        (1)     Authorization, execution and delivery of the Second Supplemental
                Indenture by the Company and The Chase Manhattan Bank;
        (2)     Authorization of the issuance and sale of the Notes by the Board of Directors and Executive Committee of the Company and by the State Corporation Commission of Virginia:
        (3)     Compliance with the Securities Act of 1933, as amended; and
        (4) Issuance and sale of the Notes in accordance with such authorizations.

        Insofar as this opinion and consent relate to any matter governed by the laws of West Virginia, we base it on the opinion of Jackson & Kelly, Charleston, West Virginia, evidenced by their consents to the statements made in regard to them under the caption EXPERTS in the Registration Statement. But we express no opinion with respect to any matter goverened by the laws of West Virginia in regard to property titles to the lien of the Company's Indenture of Mortgage, dated November 1, 1935.

        We hereby consent to the statements made in regard to our firm under the captions EXPERTS and LEGAL OPINIONS in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

        The opinions in this letter are solely for your information and use, and no other person may rely upon or otherwise use the opinions for any purpose without our express written consent.



                                   Very Truly yours,

                                   /s/ McGuire, Woods, Battle & Boothe LLP